EXHIBIT 99.1

OMNIQ Reports Third Quarter Financial Results

Increased Profits in the Third Quarter 2025

SALT LAKE CITY, Nov. 14, 2025 (GLOBE NEWSWIRE) -- OMNIQ Corp (OTCMTS: OMQS or “omniQ” or “the Company”) today announced its financial results for the third quarter 2025. The company reported $8.8 million in revenue and $3 million gross profit. The company continues to implement its cost-reduction strategy designed to strengthen profitability and support long-term operational efficiency.

Financial Highlights

  Revenue: $8.8 million compared to $9.5 million year-over-year. This was attributable to the focus on more profitable revenue and the timing of some orders.
  Gross Profit: $3 million compared to $2 million in the three-month period for 2024.
  Loss from Operations: $591 thousand compared to $787 thousand year-over-year. This represents a 13.7% improvement.
  Continued to focus on operational efficiencies and margin performance across the business.

Throughout the third quarter, OMNIQ continued to strengthen its presence across key sectors, adding new customers and expanding existing partnerships. Recent activity reflects ongoing demand for omniQ’s vehicle recognition and automation technologies in education, healthcare, transportation, and municipal operations.

Operational Highlights

Expanded presence in higher education.
OMNIQ signed a new university customer in Wisconsin, strengthening the Company’s footprint in the campus mobility and AI parking automation market. The engagement broadens our reach in a sector that continues to adopt automated enforcement and data-driven operations.

New contract award from a major medical center.
A leading medical center with multiple campuses awarded OMNIQ an ongoing contract, supporting long-term operational efficiency and reinforcing our position in the healthcare sector. This award reflects continued demand for integrated solutions that streamline parking, access, and facility management.

Eight new MLPI deployments.
The Company deployed eight additional mobile license plate inventory (MLPI) vehicles during the quarter, increasing the reach of our mobile AI analytics platform. These deployments further demonstrate customer confidence in automated data collection for enforcement and operational insight.

CMX Airport advances automation.
CMX Airport implemented OMNIQ technology to automate parking operations, enhancing traffic flow and operational accuracy. This deployment highlights the viability of the rural airport market as a growing area for automation, where scalable solutions can deliver meaningful operational improvements and new revenue opportunities.

“I am proud of our team for their continued effort and discipline throughout the quarter,” said Shai Lustgarten, CEO of OMNIQ Corp. “We are introducing new use cases for our technology and focusing on practical innovation that brings measurable value to our customers. I want to thank our employees for their dedication, our customers for their confidence, and our investors for their continued trust.”

ABOUT OMNIQ

We use patented and proprietary artificial intelligence (AI) technology to deliver machine vision image processing solutions, including data collection, real-time surveillance, and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications.

The technology and services we provide help our clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Our principal solutions include hardware, software, communications, and automated management services, technical service, and support. Our highly tenured team of professionals has the knowledge and expertise to simplify the integration process for our customers. We deliver practical problem-solving solutions backed by numerous customer references.

Our customers include government agencies, healthcare, universities, airports, municipalities and more. We currently engage with several billion-dollar markets with double-digit growth, including the Global Safe City market and the Ticketless Safe Parking market.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact
ir@omniq.com